SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ____)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             JACOBSON STORES INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

                             Jacobson Stores Inc.



                                    NOTICE

                                      OF

                                ANNUAL MEETING

                                     AND

                               PROXY STATEMENT

                             Jacobson Stores Inc.

               3333 Sargent Road, Jackson, Michigan 49201-8847
                NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                                 May 27, 1999

                            TO THE SHAREHOLDERS OF
                            JACOBSON STORES INC.:


         The 1999 Annual Meeting of Shareholders of Jacobson Stores Inc. will be held at the corporate offices, 3333 Sargent Road, Jackson, Michigan 49201-8847, on Thursday, May 27, 1999, at 11:30 a.m., local time, for the following purposes:

               (1) To elect Herbert S. Amster, Herman S. Kohlmeyer, Jr., P. Gerald Mills and M. Marnette Perry as Class I Directors, to serve until the 2002 Annual Meeting of Shareholders or until their successors are elected and qualified; and to elect Leslie E. Dietzman as a Class II Director, to serve until the 2000 Annual Meeting of Shareholders or until his successor is elected and qualified;

               (2) To consider and act on a proposal to appoint Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending January 29, 2000; and

               (3) To transact any other business that may properly come
                   before the meeting or any adjournments thereof.

        Common shareholders of record at the close of business on March 29, 1999 will be entitled to notice of and to vote at the meeting.

        Your attention is directed to the proxy statement submitted with this notice.



                                         By order of the Board of Directors,
                                         RICHARD Z. ROSENFELD, Secretary

Jackson, Michigan, April 13, 1999




------------------------------------------------------------------------------
            It is important that your shares be represented at the
                    meeting, even if you expect to attend.
            PLEASE DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.
------------------------------------------------------------------------------

                             JACOBSON STORES INC.
                               PROXY STATEMENT
                                     FOR
                     1999 ANNUAL MEETING OF SHAREHOLDERS

       This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Jacobson Stores Inc. (the "Company") for use at its 1999 Annual Meeting of Shareholders, to be held Thursday, May 27, 1999, at 11:30 a.m., local time, at the corporate offices, 3333 Sargent Road, Jackson, Michigan 49201-8847, and at any adjournments thereof, for the purposes set forth in the accompanying notice. This proxy statement and the enclosed form of proxy are first sent or given to security holders on or about April 13, 1999.

       If the enclosed proxy is properly executed and returned to Norwest Shareowner Services, P.O. Box 64859, St. Paul, MN 55164-9445, all shares represented will be voted in the manner specified. A proxy may be revoked at any time before it is exercised.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

       As of March 1, 1999, 5,788,209-2/3 shares of the Company's Common Stock, par value $1 per share, were outstanding and entitled to vote. Common shareholders of record at the close of business on March 29, 1999 will be entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held on the record date. Shares may not be voted cumulatively.

       The following table and the corresponding explanations on pages 2 and 3 provide information as of March 1, 1999 (or in 2 cases, December 31, 1998) about each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, which is its only class of voting securities:

                                                  Amount and
                                                   Nature of
                                                  Beneficial          Percent
Name and Address of Beneficial Owner               Ownership          of Class
------------------------------------              ----------          --------
David L. Babson and Company Incorporated           726,600              12.6%
    One Memorial Drive
    Cambridge, Massachusetts 02142-1300

Franklin Resources, Inc.                           385,300               6.7
    777 Mariners Island Blvd.
    San Mateo, California 94404

Dimensional Fund Advisors Inc.                     382,300               6.6
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California 90401

Mark K. Rosenfeld                                  356,005(1)            6.2
    4816 Culbreath Isles Rd.
    Tampa, Florida 33629

Robert L. Rosenfeld, Ph.D.                         357,120-1/3(2)        6.2
    4535 Fourth Road North
    Arlington, Virginia 22203-2342

David A. Rosenfeld                                 327,909(3)            5.7
    180 Grand Ave., Suite 400
    Oakland, California 94612

P. Gerald Mills                                    306,000(4)            5.0
    3333 Sargent Rd.
    Jackson, Michigan 49201-8847

(1) Includes 15,793 shares held by his wife, 1,500 shares held by his wife as custodian and 306 shares that may be acquired by Mark K. Rosenfeld or his wife as custodian on the conversion of debentures.
(2) Includes 7,312 shares held jointly with his wife, 18,418 shares held by his wife and 2,500 shares that may be acquired on exercise of options.
(3) Includes 11,445 shares held jointly with his wife and 14,493 shares held by his wife.
(4) Includes 300,000 shares that may be acquired on exercise of options.


       The following table and explanations provide information as of March 1, 1999 about shares of the Company's Common Stock beneficially owned by each director, each of the executive officers identified on page 9, and all directors and executive officers as a group.

                                         Amount and Nature of        Percent
Name                                    Beneficial Ownership(1)      of Class
----                                    -----------------------      --------
Herbert S. Amster                              21,062  (2)              *
Leslie E. Dietzman                              1,000  (3)              *
Paul W. Gilbert                                78,337  (4)             1.3
George P. Kelly                                   500                   *
Herman S. Kohlmeyer, Jr.                      213,501  (5)             3.7
Theodore R. Kolman                             13,125  (6)              *
Kathleen McCree Lewis                           3,500  (7)              *
P. Gerald Mills                               306,000  (8)             5.0
Michael T. Monahan                              4,000  (9)              *
M. Marnette Perry                               1,000 (10)              *
Philip H. Power                                 4,300 (11)              *
James A. Rodefeld                              25,750 (12)              *
Richard Z. Rosenfeld                          129,064 (13)             2.2
Robert L. Rosenfeld, Ph.D.                    357,120 (14)             6.2
James L. Wolohan                                3,500 (15)              *
All directors and executive
   officers (17 persons)                    1,174,895 (16)            18.9
    * Less than 1% of the class

(1) Includes shares the spouse and/or minor children of the named individual owns or has the right to acquire individually or jointly with the named individual. Also includes shares that may be acquired on exercise of options which are exercisable within 60 days after March 1, 1999.
(2) Includes 7,812 shares subject to shared voting and investment power and 2,500 shares that may be acquired on exercise of options.
(3)  Includes 1,000 shares that may be acquired on exercise of options.
(4) Includes 20,000 shares subject to shared voting and investment power, 56,500 shares that may be acquired on exercise of options and 1,837 shares that may be acquired on conversion of debentures subject to shared voting and investment power.
(5) Includes 206,001 shares subject to shared voting and investment power and 2,500 shares that may be acquired on exercise of options.
(6)  Includes 13,125 shares that may be acquired on exercise of options.
(7)  Includes 2,500 shares that may be acquired on exercise of options.
(8)  Includes 300,000 shares that may be acquired on exercise of options.
(9)  Includes 2,500 shares that may be acquired on exercise of options.
(10) Includes 1,000 shares that may be acquired on exercise of options.
(11) Includes 2,500 shares that may be acquired on exercise of options.
(12) Includes 18,750 shares that may be acquired on exercise of options.
(13) Includes 40,710 shares subject to shared voting and investment power and 3,000 shares that may be acquired on exercise of options.
(14) Includes 25,730 shares subject to shared voting and investment power and 2,500 shares that may be acquired on exercise of options.

(15) Includes 2,500 shares that may be acquired on exercise of options.
(16) Includes 421,688 shares that may be acquired on exercise of options and 1,837 shares that may be acquired on conversion of debentures.

       Information about beneficial ownership set forth in the stock ownership tables is based on information furnished by the shareholder, director, or executive officer.

       The following additional information is furnished in explanation of the stock ownership tables:

       40,279 shares of Common Stock are held by Richard Z. Rosenfeld as trustee under a revocable Trust Agreement dated December 14, 1968, established by Jacques A. Preis. Richard Z. Rosenfeld disclaims any beneficial interest in the shares, but they are shown as beneficially owned by him.

       As of December 31, 1998, David L. Babson and Company Incorporated, a registered investment advisor, exercised investment and voting discretion with respect to 726,600 shares of the Company's Common Stock which were owned by various investors. The foregoing information is based solely on a Schedule 13G report, dated January 21, 1999, filed by David L. Babson and Company Incorporated with the Securities and Exchange Commission.

         As of March 1, 1999 (i) Franklin Resources, Inc., a parent holding company, (ii) Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of Franklin Resources, Inc., and (iii) Franklin Advisory Services, Inc., an investment advisor, were deemed to have sole voting and investment power over 385,300 shares of the Company's Common Stock. The address of Franklin Advisory Services, Inc. is One Parker Plaza, Sixteenth Floor, Ft. Lee, New Jersey 07024. The foregoing information is based on a
Schedule 13G report, dated January 30, 1998, filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, Inc. with the Securities and Exchange Commission and discussions with Franklin Resources officers concerning holdings as of March 1, 1999.

         As of December 31, 1998, Dimensional Fund Advisors Inc., a registered investment advisor, was deemed to have beneficial ownership of 382,300 shares of the Company's Common Stock, all of which shares are held in portfolios of certain registered investment companies and certain other investment vehicles for all of which Dimensional Fund Advisors Inc. serves as investment manager and advisor. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares. The foregoing information is based solely on a Schedule 13G report, dated February 11, 1999, filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission.

         The shareholdings reported above exclude the beneficial interest of the executive officers of the Company in 247,147 shares of Common Stock held in the Company's pension and profit sharing plans.


Section 16(a) Beneficial Ownership Reporting Compliance

       Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding 10% or more of its Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "S.E.C."). The Company is required to report in this proxy statement any late filings of reports of stock transactions in fiscal 1998, and any known failure to file a required report. Based on written representations of its directors, executive officers and 10% shareholders, and copies of reports that have been filed with the S.E.C. and furnished to the Company, the Company believes that all such persons complied with the filing requirements for all transactions in fiscal 1998.

                            ELECTION OF DIRECTORS

       The Company's Restated Articles of Incorporation provide for a Board of Directors consisting of not less than three members as determined by the affirmative vote of at least two-thirds of the entire Board. The directors are divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting are elected for a three-year term. In addition, Mr. Leslie E. Dietzman and Ms. M. Marnette Perry were elected by the Board of Directors pursuant to the Company's Restated Articles of Incorporation to fill newly-created directorships resulting from an increase in the number of directors and hold office until the election of directors by the shareholders at the meeting. If a quorum is present, the four Class I nominees and the one Class II nominee receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes and broker non-votes will not be deemed votes cast, but will be counted for purposes of determining whether a quorum is present.

       The directors whose term of office expires at the 1999 Annual Meeting of Shareholders are Herbert S. Amster, Herman S. Kohlmeyer, Jr., P. Gerald Mills and M. Marnette Perry (Class I Directors) and Leslie E. Dietzman (Class II Director). Class I director, Mark K. Rosenfeld, a director since 1976, resigned as a director effective March 1, 1999. The Board of Directors has determined that the number of directors shall be twelve effective May 27, 1999, and has nominated Herbert S. Amster, Herman S. Kohlmeyer, Jr., P. Gerald Mills, and M. Marnette Perry, each of whom is a current director, as Class I Directors, to serve until the 2002 Annual Meeting of Shareholders or until their successors are elected and qualified; and has nominated Leslie E. Dietzman, a current director, as a Class II Director, to serve until the 2000 Annual Meeting of Shareholders or until his successor is elected and qualified. The terms of office of the Class II and Class III Directors will expire at the annual meetings of shareholders in 2000 and 2001, respectively.

       It is intended that each proxy given pursuant to this solicitation will be voted in favor of election of each of the five director nominees named, unless the shareholder withholds authority to vote for any one or more or all nominees in the manner indicated on the proxy.

       Management has no reason to believe that any nominee will be unable to serve; but if any should be unable to serve, the persons named in the enclosed proxy will vote for a substitute nominee or nominees, and/or for fewer nominees, according to their judgment.

       Proxies cannot be voted for more than four nominees as Class I Directors or for more than one nominee as Class II Director.

       The following information is furnished with respect to the members of the Board of Directors, whose term of office will continue after the 1999 Annual Meeting of Shareholders, and nominees:

                                                                                 First                Current
                                    Principal Occupation and                     Became                 Term
Name                               Positions with the Company             Age   Director    Class     Expires
----                               --------------------------             ---   --------    -----     -------
Herbert S. Amster (1,3)            Management consultant                  64      1967       I          1999

Leslie E. Dietzman (2)             President and                          56      1999       II         1999
                                   Chief Executive Officer,
                                   Family Christian Stores, Inc.
                                   Grand Rapids, Michigan

Paul W. Gilbert (3)                Vice Chairman of the Board,            54      1988       II         2000
                                   Jacobson Stores Inc.

Herman S. Kohlmeyer, Jr. (1,3)     Senior Vice President-Investments,     66      1971       I          1999
                                   Prudential Securities, Inc.,
                                   New Orleans, Louisiana

                                      4


                                                                                 First                Current
                                    Principal Occupation and                     Became                 Term
Name                               Positions with the Company             Age   Director    Class     Expires
----                               --------------------------             ---   --------    -----     -------

Kathleen McCree Lewis              Attorney; member, Dykema Gossett        51     1993       III        2001
                                   PLLC, Detroit, Michigan

P. Gerald Mills (1,3)              Chairman of the Board, President and    70     1996       I          1999
                                   Chief Executive Officer,
                                   Jacobson Stores Inc.

Michael T. Monahan (3,4)           President, Comerica Bank,               60     1990       III        2001
                                   Detroit, Michigan

M. Marnette Perry (1)              President,                              47     1999       I          1999
                                   Kroger Co. of Michigan,
                                   Livonia, Michigan

Philip H. Power (4)                Chairman of the Board, HomeTown         60     1985       II         2000
                                   Communications Network, Inc.,
                                   newspaper publisher,
                                   Livonia, Michigan


Richard Z. Rosenfeld (3,4)         Of  Counsel, Rosenfeld,                 67     1957       III        2001
                                   Grover & Frang, P.C., Attorneys,
                                   Jackson, Michigan; Secretary,
                                   Jacobson Stores Inc.

Robert L. Rosenfeld, Ph.D.         Program Manager, Defense                61     1967       II         2000
                                   Advanced Research Projects Agency,
                                   U.S. Department of Defense,
                                   Arlington, Virginia

James L. Wolohan                   Chairman of the Board, President        47     1993       III        2001
                                   and Chief Executive Officer, Wolohan
                                   Lumber Co., Saginaw, Michigan

(1) Class I Directors, whose current term expires at the 1999 Annual Meeting;
    nominated to serve until 2002.
(2) Class II Director, whose current term expires at the 1999 Annual Meeting;
    nominated to serve until 2000.
(3) Members of the Executive Committee.
(4) See information on page 6 under the caption "Certain Relationships and Related Transactions".

       Mr. Amster has been an independent management consultant for the past five years. He is also a director of Mechanical Dynamics, Inc.

       Mr. Dietzman has been President and Chief Executive Officer of Family Christian Stores, Inc., a family-oriented bookstore, since 1992. He was first elected to the Board of Directors of the Company effective February 1, 1999.

       Mr. Gilbert has been Vice Chairman of the Board of the Company since 1993. He was also Vice President and Controller of the Company, 1976-1984, Senior Vice President and Chief Financial Officer, 1984-1988, Executive Vice President and Chief Financial Officer, 1988-1993 and Treasurer, 1991-1993.

       Mr. Kohlmeyer has been Senior Vice President - Investments of Prudential Securities, Inc., a broker-dealer since 1988.

       Ms. Lewis has been a member of Dykema Gossett PLLC, a law firm, since
1982.

        Mr. Mills has served as Chairman of the Board and Chief Executive Officer of the Company since October 31, 1996, and also as President of the Company since December 20, 1996. He was Chairman and Chief Executive Officer of Dayton Corporation, 1978-1981; was Chairman and Chief Executive Officer, the J. L. Hudson Company, 1981-1983; was Chairman and Chief Executive Officer, Dayton Hudson Department Store Company and Executive Vice President, Dayton Hudson Corporation, 1983-1985; was Chairman and Chief Executive Officer, Millston Corporation, a specialty store retailer, 1986-1992; and was a business consultant from 1992-1996.

       Mr. Monahan has been President and a director of Comerica Incorporated since 1993, and President and a director of Comerica Bank since 1992. He is also a director of Hertz Corporation.

       Ms. Perry was Vice President of Merchandising for the Kroger Co., 1991-1997 and has been President of Kroger Co. of Michigan, a division of the Kroger Co., since August 1997. She was first elected to the Board of Directors of the Company effective February 1, 1999.

       Mr. Power founded HomeTown Communications Network, Inc., a publisher of newspapers, in 1965, and has been its Chairman of the Board since that date. He is also a director of Sensys Technologies Inc.

       Richard Z. Rosenfeld was a member of Rosenfeld, Grover & Frang, P.C., a law firm, from 1981 until his retirement in 1995, and he continues to serve of Counsel to the firm. He has been Secretary of Jacobson Stores Inc. since 1964.

       Dr. Robert L. Rosenfeld has been Program Manager, Defense Advanced Research Projects Agency (formerly Advanced Research Projects Agency) since 1985.

       Mr. Wolohan has been a director, President and Chief Executive Officer of Wolohan Lumber Co. since 1987, and has also been Chairman of the Board since 1995. He is also a director of Citizens Banking Corporation.

       Richard Z. Rosenfeld is the first cousin of Robert L. Rosenfeld.


Certain Relationships and Related Transactions

       The Company and its subsidiaries have business relationships and transactions in the ordinary course of business with the following entities, of which the directors of the Company named below are officers or directors. The Company considers that the terms of all transactions referred to are comparable to those which would have been reached with unaffiliated parties.

       The Company and its subsidiaries regularly deposit money with and borrow money from various banks, including Comerica Bank. Michael T. Monahan is President and a director of Comerica Bank, and President and a director of Comerica Incorporated. Information on the Company's banking relationships with Comerica Bank in fiscal 1998 is reported on page 14 under the caption "Compensation Committee Interlocks and Insider Participation."

       The Company regularly advertises in various newspapers and other periodicals, including newspapers published by HomeTown Communications Network, Inc., of which Philip H. Power is Chairman of the Board. During its last fiscal year, the Company paid newspapers published by HomeTown Communications Network, Inc. $275,000 for advertising space.

       The Company retained Rosenfeld, Grover & Frang, P.C. for legal services in fiscal 1998. Richard Z. Rosenfeld serves of Counsel to that law firm. Information on the fees paid by the Company to that law firm is reported on page 14 under the caption "Compensation Committee Interlocks and Insider Participation".

Compensation of Directors

       The Company compensates its directors at the rate of $10,000 per year ($12,000 for committee chair) plus $750 for each Board meeting attended and each committee meeting attended, except that no director fees are paid to any director who is a full-time employee of the Company (Messrs. Mills and Gilbert). Directors are eligible to defer director fees, with interest thereon, until after termination of service as a director of the Company. The interest rate used by the Company's Deferred Compensation Plan, which is currently equal to the one-year Treasury Bill rate plus 125 basis points, or 5.75%, is determined from time to time by the Compensation Committee of the Board of Directors.

             Under the Company's Stock Option Plan of 1994, non-statutory stock options were granted in fiscal 1998 to the following directors who are not full-time employees of the Company, at the following prices, which in each case was the fair market value on the date of grant:

                                             Exercise Price
  Name                         Options          per Share
----------------------------------------------------------

Herbert S. Amster                500 sh.        $9 7/8
Leslie E. Dietzman             1,000             6 7/8
Herman S. Kohlmeyer, Jr.         500             9 7/8
Kathleen McCree Lewis            500             9 7/8
Michael T. Monahan               500             9 7/8
M. Marnette Perry              1,000             6 7/8
Philip H. Power                  500             9 7/8
Richard Z. Rosenfeld             500             9 7/8
Robert L. Rosenfeld, Ph.D.       500             9 7/8
James L. Wolohan                 500             9 7/8

         The stock options granted to Mr. Dietzman and Ms. Perry were effective February 1, 1999 at the time of their election to the Board of Directors. The term of each director option is five years. Director options exercised during 1998 consisted of the following:
                                            Market Value
                             Number of           Less
       Name                   Shares        Exercise Price
 ---------------------------------------------------------

  Herbert S. Amster            500 sh.        $ 1,000.00
  Herman S. Kohlmeyer, Jr.     500                687.50
  Michael T. Monahan           500              1,000.00
  Philip H. Power              500              1,000.00
  Robert L. Rosenfeld          500              1,000.00

       The Company retained Rosenfeld, Grover & Frang, P.C. for legal services in fiscal 1998. Richard Z. Rosenfeld serves of Counsel to that law firm. Information on the fees paid by the Company to that law firm is reported on page 14 under the caption "Compensation Committee Interlocks and Insider Participation".

Committees and Meetings of the Board of Directors

       The Company's Board of Directors held five meetings during the year ended January 30, 1999.

       There are four permanent committees of the Board of Directors:
Executive Committee, Audit Committee, Compensation Committee and Directors Committee.

       The Executive Committee met one time during the year. The Executive Committee has the authority of the Board of Directors, between Board meetings, to take action and adopt resolutions in the ordinary course of business of the Company. The Executive Committee also has authority with respect to any matters designated by the Board of Directors, subject to any limitations in the Michigan Business Corporation Act.

       The Audit Committee consists of Directors Amster (Chair), Lewis and Wolohan. It met three times during the year. The Audit Committee reviews the Company's accounting policies and reporting practices, and the adequacy of the system of internal controls; reviews and evaluates the scope and results of the audits completed by the Company's internal auditors; recommends to the Board, subject to shareholder approval, the selection of independent public accountants; reviews the quality standards maintained in their audit of the Company's financial statements; and evaluates their independence and professional competence, as well as the scope and results of their audit.

       The Compensation Committee consists of Directors Kohlmeyer (Chair), Monahan, Richard Z. Rosenfeld and Robert L. Rosenfeld. It met four times during the year. It provides general oversight for the compensation and benefit policies of the Company; reviews the development of corporate management and succession, including considering the Chairman of the Board, President and Chief Executive Officer's recommendations for officer promotions and compensation; reviews the salaries, bonuses and total compensation levels of Company officers; reviews the Company's employee benefit plans and policies; administers the Company's Deferred Compensation Plan; evaluates the performance and makes recommendations to the Board of Directors as to the compensation of all of the Company's executive officers; and serves as the employee option committee under the Company's Stock Option Plan of 1994.

       The Directors Committee consists of Directors Monahan (Chair), Kohlmeyer, Mills, Power and Richard Z. Rosenfeld. It met five times during the year. The Directors Committee determines a desirable balance of expertise among Board members; identifies and recommends to the Board qualified candidates to fill positions and vacancies on the Board; considers director nominees proposed by shareholders and recommends to the Board the slate of director nominees for election by the shareholders at the Annual Meeting; reviews and recommends to the Board the performance criteria for members of the Board, the size of the Board, the committee structure and assignments, and the conduct and frequency of Board meetings; reviews and recommends compensation arrangements for members of the Board; and evaluates the performance of the members of the Board and assesses the Board's effectiveness as a whole.

        The Company's Restated Articles of Incorporation contain procedures to be followed by any shareholder who intends to nominate a candidate for the Board of Directors. A written notice should be delivered to the Secretary of the Company not less than 120 days before the anniversary date of the Company's proxy statement for the previous year's annual meeting of shareholders. The notice should set forth the name, age, business address and residence address of each nominee proposed; the principal occupation or employment of each nominee; the number of shares of stock of the Company which are beneficially owned by each nominee; a statement that the nominee is willing to be nominated; and such other information concerning each nominee as is required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees. Any nomination not made in accordance with this procedure will be void.

       During the year, every director attended at least 75% of the meetings of the Board and any committees on which the director served.

                            EXECUTIVE COMPENSATION

       The following table and footnotes summarize the compensation for the last three fiscal years of the Company's Chief Executive Officer during fiscal 1998 and the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of fiscal 1998:

                          Summary Compensation Table
                                                                     Long-Term
                                                                    Compensation
                                                                       Awards
                                                                    ------------
                                                     Annual          Securities
                                                 Compensation(1)     Underlying
                                                ------------------    Options/        All Other
                                                Salary       Bonus      SARs       Compensation(2)
Name and Principal Position              Year     ($)         ($)       (#)              ($)
---------------------------              ----   ------       -----  ------------   --------------
P. Gerald Mills (3)                      1998   $285,000       $0            0         $4,710
    Chairman of the Board, President     1997    221,000        0            0          2,210
    and Chief Executive Officer          1996     52,700        0      300,000              0

 Paul W. Gilbert                         1998    295,000        0       25,000          2,136
    Vice Chairman of the Board           1997    280,289        0       25,000          1,447
                                         1996    246,866        0       40,000          1,444

James A. Rodefeld (4)                    1998    188,500        0       20,000          3,573
    Executive Vice President -           1997    132,596        0       15,000            625
    Marketing & Stores                   1996      7,212        0       10,000              0

Theodore R. Kolman                       1998    148,500        0        7,500          2,922
    Senior Vice President -              1997    142,692   70,000        7,500          1,755
    General Merchandise Manager          1996    137,443    5,923            0            832

George P. Kelly (5)                      1998    115,000        0       15,000              0
    Former Senior Vice President -       1997          0        0            0              0
    General Merchandise Manager          1996     35,400        0            0         45,600


(1) The only types of other annual compensation for each of the named executive officers were in the form of perquisites in amounts less than the level required for reporting.

(2) The amounts shown as other compensation include for 1998: (a) Company contributions to the Jacobson's Retirement Savings & Profit Sharing Plan (401(k) plan) (Mr. Gilbert $900; Mr. Rodefeld $900; and Mr. Kolman $900) and (b) amounts paid by the Company for term life insurance (Mr. Mills $4,710; Mr. Gilbert $1,236; Mr. Rodefeld $2,673; and Mr. Kolman $2,022).

(3) Mr. Mills became Chairman of the Board and Chief Executive Officer of the Company effective October 31, 1996 and became President effective December 20, 1996.

(4) Mr. Rodefeld became an executive officer of the Company effective January 6, 1997.

(5) Mr. Kelly became an executive officer of the Company effective August 27, 1998. Compensation included in the table above includes compensation for all of fiscal 1998. Mr. Kelly's position was eliminated effective
    March 29, 1999.

Options

       The table below reports options granted during the last fiscal year to each of the executive officers of the Company listed in the Summary Compensation Table on page 9. The Company has not granted any stock appreciation rights (SARs).

                    Option/SAR Grants in Last Fiscal Year


                            Individual Grants                                              Potential
----------------------------------------------------------------------------------    Realizable Value at
                       Number of     % of Total                                          Assumed Annual
                       Securities   Options/SARs                                      Rates of Stock Price
                       Underlying    Granted to                                           Appreciation
                      Options/SARs   Employees       Exercise                            for Option Term
                        Granted      in Fiscal    or Base Price      Expiration      ----------------------
Name                      (#)          Year           ($/sh)            Date            5%($)        10%($)
----                  ------------  ------------      ------         ----------         -----        ------
P. Gerald Mills            --           --              --                 --             --            --
Paul W. Gilbert          25,000        14.8%         $14.000        March 25, 2008    $220,113      $557,810
James A. Rodefeld        20,000        11.9           14.000        March 25, 2008     176,090       446,248
Theodore R. Kolman        7,500         4.5           14.000        March 25, 2008      66,034       167,343
George P. Kelly          15,000         8.9           10.188       August 26, 2008      96,103       243,544


       Each option referred to in the foregoing table is a non-statutory option and has a term of ten years. The options granted vest at the rate of 25% per year, commencing on the first anniversary of the date of grant. The exercise price is not less than the market value of the Company's Common Stock on the date of grant. Mr. Kelly's options expired as a result of the elimination of his position effective March 29, 1999.

       The table below reports options exercised in the last fiscal year by each of the executive officers of the Company listed in the Summary Compensation Table on page 9, and the number and fiscal year-end value of options held by each such executive officer.

           Aggregated Option/SAR Exercises in Last Fiscal Year and
                      Fiscal Year-End Option/SAR Values

                                                            Number of Securities              Value of Unexercised
                                                           Underlying Unexercised          In-The-Money Options/SARs
                      Shares Acquired      Value        Options/SARs at Fiscal Year-end      at Fiscal Year-end(1)
                        on Exercise      Realized(1)                 (#)                              ($)
 Name                       (#)             ($)            Exercisable/Unexercisable        Exercisable/Unexercisable
 ----                 ---------------    ----------     -------------------------------     -------------------------
 P. Gerald Mills             0              $0                 300,000 /   0                           $0/0
 Paul W. Gilbert             0               0                  47,250 / 69,750                         0/0
 James A. Rodefeld           0               0                  13,750 / 31,250                         0/0
 Theodore R. Kolman          0               0                  10,125 / 15,375                         0/0
 George P. Kelly (2)         0               0                     0   / 15,000                         0/0

(1) Market value of underlying securities at exercise or fiscal year-end, minus the exercise or base price.
(2) Mr. Kelly's options expired as a result of the elimination of his position effective March 29, 1999.


Long-Term Incentive Plans

       The Company does not have a long-term incentive plan.



Pension Plan

       The following table summarizes annual benefits under the Company's pension plan:

     Average                           Years of Service
                        ----------------------------------------------------
Remuneration            15            20            25            30
----------------------------------------------------------------------------
  $125,000            $11,250       $15,000       $18,750        $22,500
   150,000             13,500        18,000        22,500         27,000
   175,000             15,750        21,000        26,250         31,500
   200,000             18,000        24,000        30,000         36,000
   225,000             20,250        27,000        33,750         40,500
   250,000             22,500        30,000        37,500         45,000
   300,000             27,000        36,000        45,000         54,000
   350,000             31,500        42,000        52,500         63,000


       The Plan recognizes a maximum of 30 years credited service.

       Benefits under the plan are based on an employee's cash compensation, including contributions to the Company's 401(k) plan, but excluding deferred compensation and compensation which exceeds the applicable limitation under the Internal Revenue Code. Benefits under the plan prior to an amendment were computed on the basis of total compensation for the 30 calendar years during which an employee's compensation was highest, or the entire period of employment if less than 30 years. Effective January 1, 1998, the pension plan of the Company was modified to provide benefits to employees as illustrated in the above table. Benefits of the amended plan are computed on the basis of the average yearly compensation for the highest five consecutive years during the ten years preceding the employee's last day of employment. In accordance with the plan provisions, all present and former employees as of January 1, 1998 will receive the greater of the benefits as determined under the prior plan and under the terms of the modified plan. Certain of the executive officers' minimum annual benefits will be determined as 1% of their total compensation, subject to the limitations described herein, during their years of service with the Company, plus $100. Benefits are paid as a monthly annuity, and are not subject to deduction for social security or other offset amounts.

       For each of the executive officers named in the Summary Compensation Table, all of their salary reported in the Summary Compensation Table, including the Company's contributions on their behalf to the 401(k) plan, are eligible for consideration in computing their benefits under the pension plan, subject to the applicable limitation under the Internal Revenue Code. That limitation was $160,000 for 1998 and 1997 and $150,000 for 1996.

       The years of credited service of the executive officers named in the Summary Compensation Table are:

                                        Years of Service
                                        ----------------
           P. Gerald Mills                   2 years
           Paul W. Gilbert                  24 years
           James A. Rodefeld                 2 years
           Theodore R. Kolman                8 years
           George P. Kelly                   4 years

       Mr. Kelly's years of service includes previous employment with the Company prior to becoming an executive officer in 1998.

                   Executive Officers Employment Agreements

       The Company's employment agreement with P. Gerald Mills, as amended effective April 15, 1999, is for a term ending April 15, 2001 at an annual salary of $350,000. The Agreement authorizes Mr. Mills to defer payment of any part of the salary and interest thereon until after his retirement or death pursuant to the Company's Deferred Compensation Plan. None of Mr. Mills' salary for the year ended January 30, 1999 was deferred. Pursuant to the agreement, Mr. Mills is entitled (i) to participate in the Company's management incentive plan, (ii) to four weeks of vacation a year, and (iii) to participate in such other plans and additional benefits as are generally available to other executives and for which he is eligible. Mr. Mills' agreement provides an option to purchase 300,000 shares of Common Stock, which was granted to him on October 31, 1996, and which vested in one-third cumulative annual installments beginning October 31, 1996 and was fully vested as of October 31, 1998.

       The agreement provides that, in the event of the termination of Mr. Mills' employment during the term of the agreement as a result of death or disability, or termination by the Company for cause, (i) he will be entitled to his accrued salary through the date of termination and a pro-rata bonus, if any, for the year of such termination, based on the actual number of days worked in that year, and (ii) if such termination is a result of Mr. Mills' death or disability, he will be entitled to any benefits contained in any wage continuation program, insurance or other employee benefit plans that are generally applicable to all executive officers of the Company and that are maintained by the Company at that time. If such termination is by the Company without cause, Mr. Mills' salary and benefits will be continued as described below. His agreement also includes change in control severance provisions as described below.

       The Company's employment agreements with Messrs. Gilbert and Rodefeld are for a term of three years ending April 14, 2001, which term is automatically extended one year each April 15 beginning April 15, 1999, unless either party gives the other notice that such extension will not occur. Effective April 15, 1999, Mr. Gilbert's and Mr. Rodefeld's annual salaries under their agreements are $350,000 and $250,000, respectively. The agreements authorize the executive to defer payment of any part of the salary and interest thereon until after the executive's retirement or death pursuant to the Company's Deferred Compensation Plan. None of the executives' salaries for the year ended January 30, 1999 was deferred. The agreements also provide that, in the event of the death of the executive during the term of the agreement, (i) his salary will continue for two years at the rate in effect immediately before his death, (ii) he will receive a pro-rata bonus for the year of death, based on the actual number of days worked in that year, and
(iii) the Company will continue to maintain medical and hospitalization insurance for his spouse and dependents for five years. The Company may offset against these payments the proceeds of any increased insurance it provides on Mr. Gilbert's life after January 31, 1996 and on Mr. Rodefeld's life after April 15, 1998.

       If the executive's employment is terminated as a result of his disability during the term of the agreement (i) his salary will continue for two years at the rate in effect immediately before his disability and then at one-half such rate for one more year, (ii) he will receive a pro-rata bonus for the year of his termination, based on the actual number of days worked in that year, and (iii) the Company will continue to maintain medical, hospitalization and life insurance for the executive, his spouse and dependents for five years. The Company may offset against these payments (i) any disability benefits paid under any insurance maintained by the Company, and (ii) if the executive dies while these payments are being made, the proceeds of any increased insurance the Company provides on Mr. Gilbert's life after January 31, 1996, and on Mr. Rodefeld's life after April 15, 1998.

       If the Company terminates employment of Messrs. Mills, Gilbert or Rodefeld without cause before the expiration of the term (i) the executive's salary will continue, at the rate in effect immediately before termination, and the Company will provide continued medical and hospitalization insurance, for the balance of the term of the agreement or one year, whichever is greater, and (ii) he will receive a pro-rata bonus for the year of his termination, based on the actual number of days worked in that year. Commencing one year after termination, the Company's continuing payment obligation, if any, will be reduced by the amount of any salary, consulting fees, or other compensation or remuneration for services thereafter received by him with respect to any remaining part of the period covered by the Company's obligation, and the Company's continuing medical and hospitalization insurance obligation shall be reduced by the amount of any other medical and hospitalization insurance provided to the executive with respect to any remaining part of such period.

       The Company's employment agreements with Messrs. Mills, Gilbert and Rodefeld also provide for change in control severance benefits described below if (i) a change in control of the Company occurs within the period described below, and (ii) (A) the executive's employment is terminated by the Company without cause or by the executive for good reason during the period beginning 90 days before the change in control and ending two years after the change in control, or (B) the executive terminates his employment with the Company at any time during the 3rd month after the change in control for any reason or for no reason. The change in control must occur on or before the earliest of (A) the expiration of the term of the written employment agreement between the executive and the Company, and (B) the executive's death or disability.

       For purposes of the agreements, a change in control generally includes
(i) the acquisition by any person or group (excluding specified persons affiliated with the Company) of 20% or more of the Company's voting securities, (ii) various business combinations involving the Company if the Company's shareholders do not own more than 50% of the surviving entity,
(iii) specified sales of substantially all of the Company's assets, and (iv) the continuing directors of the Company cease to be a majority of the Company's directors.

       The severance benefits provided by the agreement in the event of a change in control are (i) a lump-sum cash payment equal to (a) the amount of the executive's salary for a period of two years after termination of employment, or through the termination date of his employment agreement with the Company, whichever is greater (the "Time "), (b) a pro-rata bonus for the year of termination, equal to the prior year's bonus adjusted for the actual number of days worked in the year of termination, and (c) the executive's prior year's bonus multiplied by the Time (in years and fractions of a partial year), and (ii) continued medical, dental, life, disability, hospitalization, optical and prescription drug coverage, automobile allowances and benefits during the Time and, if applicable, payments under the Company's Split Dollar Agreement with Mr. Gilbert, during the Time. Pursuant to the agreement, the executive has also agreed to non-competition, confidentiality, and non-solicitation provisions.

       In the event that any payments made in connection with the change in control provisions would be subject to an excise tax imposed under Section 4999 of the Internal Revenue Code, the agreement provides that the Company is obligated to make the executive whole with respect to such excise tax and any related income tax.

       The Company had an employment agreement with Mr. Kelly for a term ending April 15, 2000 at an annual salary of $200,000, and has an agreement with Mr. Kolman for a term of one year ending April 15, 2000, at an annual salary of $175,000. The agreements provide that if the Company terminates the executive's employment without cause or if the executive terminates his employment for good reason within one year after a change in control of the Company (defined as described above in connection with the agreements with Messrs. Mills, Gilbert and Rodefeld) his salary will continue for a period of 24 months after the change in control occurred. If his employment is terminated because of any other termination by the Company or the executive for any or no reason or because of his death, permanent incapacity or retirement, benefits may continue to the extent provided in any severance program, wage continuation program, insurance or other employee benefit plans that are generally applicable to all employees of the Company and that are maintained by the Company at that time.
Mr. Kelly's position was eliminated effective March 29, 1999.

       The Jacobson Stock Option Plan of 1994 provides that all options granted to employees under that plan shall become immediately exercisable in full immediately before a change in control of the Company. The definition of change in control under the Plan is substantially the same as the definition as described above.

Compensation Committee Interlocks and Insider Participation

       The Compensation Committee of the Company's Board of Directors since May 28, 1998 has consisted of Directors Kohlmeyer (Chair), Monahan, Richard
Z. Rosenfeld and Robert L. Rosenfeld. During fiscal 1998 before May 28, 1998 Director Wolohan was a member of the Compensation Committee instead of Robert
L. Rosenfeld.

         During fiscal 1998 Richard Z. Rosenfeld served as Secretary of the Company. No executive officer of the Company serves as a director or as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers also serves as a director of the Company.

       Mr. Monahan is President and a director of Comerica Bank and President and a director of Comerica Incorporated. During its last fiscal year, the Company and its subsidiaries paid $1,116,000 in interest to Comerica Bank at rates ranging from 7.22% to 8.50%, paid $25,000 in fees to Comerica Bank pursuant to its Revolving Credit loan agreement, and paid $12,000 in rent to a subsidiary of Comerica Bank under an expired lease for computer equipment and software. At January 30, 1999, the total unpaid principal balance of all borrowings of the Company and its subsidiaries from Comerica Bank was $12,901,000.

       Comerica Bank is also a depository of funds of the Company and its subsidiaries and trustee of the Company's Pension Plan, which holds 28,890 shares of the Company's Common Stock. The Company paid approximately $105,000 in fees for such services in fiscal 1998.

       Richard Z. Rosenfeld serves of Counsel to Rosenfeld, Grover & Frang, P.C., and the firm provides legal services to the Company. Mr. Rosenfeld is also Secretary of the Company. During its last fiscal year, the Company paid Rosenfeld, Grover & Frang, P.C. $15,000 for legal services and $500 for reimbursed expenses.

Compensation Committee Report on Executive Compensation

       The Compensation Committee of the Board of Directors (the "Committee") provides general oversight for the compensation and benefit policies of the Company, reviews the development of corporate management and succession, including considering the Chairman of the Board, President and Chief Executive Officer's recommendations for officer promotions and compensation, reviews the salaries, bonuses and total compensation levels of Company officers, reviews the Company's employee benefit plans and policies, administers the Company's Deferred Compensation Plan, and evaluates the performance and makes recommendations to the Board of Directors as to the compensation of all of the Company's executive officers (including those named in the Summary Compensation Table on page 9). The Committee also serves as the employee option committee under the Company's Stock Option Plan of 1994.

       The Committee uses a number of resources to assist the Committee in making informed decisions regarding compensation. In prior years, the Committee has obtained Company research on industry practices and financial performance, including those of companies included in the Company's peer group index, as support to the Committee in fulfilling its responsibilities. In addition, the Company and the Committee have, in prior years, consulted with independent compensation consultants.

       The Company seeks to provide executive compensation that will support achievement of the Company's goals while attracting and retaining talented executives and rewarding superior performance. The Company implements this policy through salaries, bonuses, stock options, employment and severance agreements, and benefit plans which are generally available to all Company employees.

       Base salary. The Company's practice is to set base salary levels for the Company's executive officers which generally approximate the median salary levels of executive officers in other companies of comparable size within the retail industry, taking into consideration the position's complexity, responsibility, working environment, and need for special expertise. Increases in base salary are determined by the Committee's subjective evaluation of the Company's performance and financial condition, the executive's individual performance and position in the salary range, and management's recommendations. The salary increases given to executives in 1998 were based primarily on management's recommendations, the Company's improved financial performance in fiscal 1997 and the Committee's judgment that their salaries, adjusted for inflation, were low relative to executives at comparable companies.

       Bonuses. The Company has a bonus plan to compensate its executive officers for achieving the Company's return on sales target set near the beginning of each fiscal year and for their individual performance during the year. Bonuses are intended to make a significant portion of each executive officer's compensation dependent on the Company's performance and to provide executive officers with incentives to achieve Company goals and increase shareholder value. They are also intended to establish high levels for expected performance, foster awareness of the benefits of teamwork, and recognize the executive officer's individual contributions to the Company.

       For the fiscal year ended January 30, 1999, the Jacobson Stores Inc. 1998 Management Incentive Plan (the "1998 Plan") covered all the executive officers of the Company. Pursuant to the 1998 Plan, a bonus pool was established for each executive officer equal to 15% to 35% of the executive officer's 1998 base salary if 100% of the corporate and individual performance targets were reached. The bonus pool was to be reduced pro-rata for performance less than the target and eliminated entirely if certain minimum performance thresholds (70% of the targets) were not met, or increased to a maximum of 22.5% to 52.5% of base salary if 190% of the targets were achieved. For Messrs. Mills, Gilbert and Rodefeld, 75% of their bonuses under the plan were payable based on the Company's targeted return on sales, and 25% of their bonuses under the plan were payable at the discretion of the Board, based on the Committee's recommendations after its subjective evaluation of the executive's individual contribution to the implementation of the Company's strategic business plan. For Messrs. Kelly and Kolman, 50% of their bonuses under the plan were payable based on the Company's targeted return on sales, and the remaining 50% of their bonuses under the plan on the executive's individual performance specific to their position, based on gross margin (in dollars) and gross margin return on investment of the merchandise departments supervised by Messrs. Kelly and Kolman, respectively. Under the 1998 Plan, bonuses would be paid only if the Company achieved or exceeded its threshold return on sales.

       In 1998, no bonuses were paid under the Plan, as the Company did not meet the threshold return on sales.


       Stock Options. The Company's practice is to award stock options to the Company's executive officers in amounts reflecting the Committee's subjective evaluation of the executive officer's position and ability to influence the Company's overall performance, previously issued option grants, the amount necessary to attract new executives, and management's recommendations, without any specific weight being given to any of these factors. Options are intended to provide executives with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of the executive officers with the interests of the shareholders of the Company, and to attract and retain qualified employees. The Company made its 1998 annual key employee option grants in March 1998.

       Stock options granted in fiscal 1998 are non-statutory options, have a term of ten years, and generally vest at the rate of 25% per year commencing on the first anniversary of the date of grant to provide a long-term incentive. The exercise price is not less than the fair market value of the underlying shares at the date of grant. Such options only provide compensation if the Company's stock price increases.

       Employment Agreements. The Company's practice is to have written employment agreements with all officers to provide them with specified periods of employment, salaries and severance benefits, including change in control severance provisions. The employment agreements with each of the Company's executive officers named in the Summary Compensation Table are summarized on pages 12-13 of this proxy statement.

       Section 162 (m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Company has not had more than $1 million in compensation deductions for any executive officer in any one year, but the Compensation Committee reserves the right to recommend the payment of compensation to the Company's executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes.

       Basis for Compensation of P. Gerald Mills. Factors used by the Committee in evaluating Mr. Mills' performance as Chairman of the Board, President and Chief Executive Officer included the Company's 1998 financial performance compared to the previous year, strategic planning, organizational development and reorganization, investor and vendor relations, formulation of major corporate policies, including corporate governance policies, keeping the Board fully informed on the condition of the Company, and working with the directors to effectively use their talents to the best strategic advantage of the Company. The Committee recommended that the Company enter into an amended and restated employment agreement with Mr. Mills, including its terms relating to salary, participation in future bonus plans and stock options (as described under "Executive Officers Employment Agreements" above), based on its judgment of what was appropriate in Mr. Mills' agreement and the terms that were necessary to retain Mr. Mills with the Company. The salary in Mr. Mills' amended employment agreement increased from his fiscal 1997 base salary based on the Committee's judgment that his salary was low relative to other Chief Executive Officers at comparable companies and the salaries of other Company officers. No bonus was approved for Mr. Mills for fiscal 1998 because the Company did not meet its threshold return on sales target under the 1998 Plan. Mr. Mills was granted options upon his employment with the Company as described in the "Summary Compensation Table" on page 9. No additional options were granted to Mr. Mills during 1998 based on previously issued stock options.

                                         COMPENSATION COMMITTEE

                                            Herman S. Kohlmeyer, Jr., Chair
                                            Michael T. Monahan
                                            Richard Z. Rosenfeld
                                            Robert L. Rosenfeld


Performance Graph

       The following graph compares the Company's cumulative shareholder return on its Common Stock for the last five fiscal years with the cumulative total return of retailers in two peer group indexes, and with the cumulative total return of companies included in the Total Return Index for The Nasdaq Stock Market (U.S. Companies), a broad equity market index.

               Comparison of Five Year Cumulative Total Return*
    Among Jacobson Stores Inc., The Nasdaq Stock Market (U.S. Companies),
                          and Two Peer Group Indexes

            (A paper copy of the Performance Graph is contained in
                 the Company's definitive proxy statement.)

       *Assumes $100 invested on January 29, 1994 in Jacobson Common Stock, The Nasdaq Stock Market (U.S. Companies), and each of two indexes comprised of Peer Group companies. Total Return assumes reinvestment of dividends.

       The dollar values for total shareholder return plotted in the graph above are shown in the table below.


                   1-29-94   1-28-95   1-27-96   1-25-97   1-31-98   1-30-99
                   -------   -------   -------   -------   -------   -------
 Jacobson's          100        86        76        68       116        60
 Nasdaq Market       100        96       133       175       210       328
 Peer Group - 1      100        97       108       134       189       255
 Peer Group - 2      100        95       107       132       194       N/A

       The first peer group included in the graph is comprised of eleven retail companies offering mainly apparel and accessories, four of which are members of the same buying office as the Company. The members of the peer group are as follows: AnnTaylor Stores Corp., Bon-Ton Stores, Inc.; Dayton Hudson Corp.; Dillard's, Inc.; Federated Department Stores, Inc.; Gottschalks Inc.; May Department Stores Company; Neiman Marcus Group, Inc.; Nordstrom, Inc.; Saks Inc. (formerly Proffitt's, Inc.); and Talbots, Inc. The shareholder returns for each of these companies have been weighted according to each company's stock market capitalization at the beginning of each period.

       The second peer group, used in last year's proxy statement, is comprised of the following eight retail companies: Crowley, Milner & Co.; Dayton Hudson Corp.; Dillard's, Inc.; Gantos, Inc.; Gottschalks Inc.; May Department Stores Company; Nordstrom, Inc.; and Proffitt's, Inc. Shareholder return information is not available for fiscal 1998 for Crowley, Milner & Co. as their stock was not publicly traded as of the end of fiscal 1998. During fiscal 1998 Proffitt's, Inc. acquired Saks Inc. and changed its name to Saks Inc. As a result the first peer group now includes Saks Inc., rather than Proffitt's, Inc. AnnTaylor Stores Corp., Bon-Ton Stores, Inc., Federated Department Stores, Inc., Neiman Marcus Group, Inc., and Talbots, Inc. have also been added to the performance graph as these companies operate retail stores in a similar line of business as Jacobson Stores Inc. and replace Crowley, Milner & Co., and Gantos, Inc. previously included in the performance graph, that are no longer publicly traded or the Company no longer considers to be in a similar line of business.


                           APPOINTMENT OF AUDITORS

       Arthur Andersen LLP, independent public accountants, have been auditors for Jacobson Stores Inc. and its subsidiaries since 1960. One or more representatives of that firm are expected to be present at the 1999 Annual Meeting, with the opportunity to make a statement if they want to do so, and will be available to respond to appropriate questions.

       The Board of Directors has nominated Arthur Andersen LLP as the auditors of Jacobson Stores Inc. and its subsidiary corporations for the fiscal year ending January 29, 2000. The following resolution will be offered at the meeting:

          "RESOLVED, that Arthur Andersen LLP, independent public accountants, be appointed auditors of Jacobson Stores Inc. and its subsidiary corporations for the fiscal year ending January 29, 2000."

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION.

       Approval of this proposal is given by a majority of the votes cast. Broker non-votes and abstentions will not be deemed votes cast, but will be counted for purposes of determining whether a quorum is present.


                                OTHER MATTERS

       Management does not know of any other matter to be brought before the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote according to their judgment.

       Votes in all matters will be counted by Norwest Shareowner Services whose address is P.O. Box 64859, St. Paul, MN 55164-9445.

Cost of Solicitation

       The Company will pay the cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone by a few employees of the Company; and brokers, banks and others known by the Company to hold Common Stock for other beneficial owners will be requested to forward proxies and proxy soliciting material to the beneficial owners and will be reimbursed for their expenses.

Proposals for 2000 Annual Meeting

       Any shareholder's proposal intended to be presented at the 2000 Annual Meeting must be in writing, must comply with the requirements set forth in the Company's Restated Articles of Incorporation (summarized on page 8, above) and with the requirements of the Securities and Exchange Commission, should be addressed to Secretary, Jacobson Stores Inc., 3333 Sargent Road, Jackson, Michigan 49201-8847, and must be received by the Company at that address no later than December 15, 1999, in order to be considered for inclusion in the Company's proxy material for that meeting.

       The Company must receive notice of any shareholder's proposals intended to be presented at the 2000 Annual Meeting that are not intended to be considered for inclusion in the Company's Proxy Statement and Proxy related to that meeting, no later than February 28, 2000 to be considered timely. Such proposals should be addressed to Secretary, Jacobson Stores Inc., 3333 Sargent Rd., Jackson, Michigan 49201-8847 by certified mail, return receipt requested. If the Company does not have notice of the matter by that date, the Company's form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in the Company's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.



                                          By order of the Board of Directors,

                                          RICHARD Z. ROSENFELD, Secretary

Jackson, Michigan, April 13, 1999.

[Proxy Card]

                                  JACOBSON'S

PROXY                         JACOBSON STORES INC.               COMMON STOCK

                      1999 ANNUAL MEETING OF SHAREHOLDERS

                            Thursday, May 27, 1999

The undersigned appoint(s) P. GERALD MILLS and MICHAEL T. MONAHAN as proxies, each with power of substitution, and authorize(s) them to represent and vote as indicated below all shares of Common Stock of Jacobson Stores Inc. held of record by the undersigned on March 29, 1999, at the 1999 Annual Meeting of Shareholders, to be held May 27, 1999, and at any adjournments thereof.


 1. ELECTION OF DIRECTORS:
    [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY
        (except as marked to the              to vote for all nominees
        contrary below)                       listed below

      Class I Directors to serve until the 2002 Annual Meeting of
Shareholders:

01  Herbert S. Amster           02  Herman S. Kohlmeyer, Jr.
03  P. Gerald Mills             04  M. Marnette Perry

      Class II Director to serve until the 2000 Annual Meeting of
Shareholders:

05  Leslie E. Dietzman.

  (To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

                               Please fold here
------------------------------------------------------------------------------
  2.  APPOINTMENT OF AUDITORS:

     Proposal to appoint Arthur Andersen LLP as auditors for the fiscal
     year ending January 29, 2000.    [ ] For    [ ]Against    [ ]  Abstain

  3. In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting or any adjournments thereof.

  This proxy is solicited on behalf of the Company's Board of Directors. Properly executed proxies will be voted as specified. If no direction is given or if no instructions to the contrary are indicated, proxies will be voted FOR items 1 and 2 and according to the judgment of the proxies on all other matters.

  The undersigned acknowledge(s) receipt of the Notice of the 1999 Annual Meeting of Shareholders, the proxy statement for said meeting, and the Annual Report of Jacobson Stores Inc. to its shareholders for the year ended January 30, 1999.

  Please sign in the space provided exactly as name(s) appear(s) below. For joint accounts, each joint owner is requested to sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership, please sign in the name of the shareholder, sign your name, and give your title. Unsigned or improperly signed proxies will not be counted. Signed but unmarked proxies will be voted in accordance with the Board of Director's recommendation.

  Address Change? Mark Box   [ ]     Indicate changes below:


                                            Dated ___________________ , 1999



                                              [graphic omitted]

                                              Signature(s) in Box

                                              Please sign, date and return
                                              this proxy promptly in the
                                              enclosed envelope. This proxy
                                              will not be used if you attend
                                              the meeting in person and so
                                              request.